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                                                                    EXHIBIT 99.1


                                  PROXY BALLOT

                             FREDERICA BANK & TRUST
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and Proxy Statement and does hereby appoint G. Rodney Lueth and Rees M. Sumerford or either of them with full power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of FREDERICA BANK & TRUST ("Frederica") common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Frederica, to be held at the executive offices of Frederica, 1709 Frederica Road, St. Simons Island, Georgia, 31522, at 4:30 p.m. local time, on November 18, 1998 and at any adjournment thereof.

                                    PROPOSAL

Proposal to: Approve the Agreement and Plan of Reorganization, dated July 9, 1998, as amended (the "Agreement"), between Premier Bancshares, Inc. ("Premier"), PMB Acquisition Corp. and Frederica pursuant to which PMB Acquisition Corp. will be merged with and into Frederica (the "Merger"). Frederica will be the surviving bank of the Merger and will be operated as a wholly-owned banking subsidiary of Premier following the effective date of the Merger. Upon consummation of the Merger, each share of Frederica common stock issued and outstanding will be converted into and exchanged for the right to receive 2.10 shares of Premier common stock, as described more fully in the accompanying Proxy Statement/Prospectus.

[_] FOR        [_] AGAINST       [_] ABSTAIN


     In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s) thereof. This Proxy may be revoked at any time prior to voting hereof.

     This Proxy, when properly executed, duly returned and not revoked will be voted. It will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the Proposal listed on this Proxy.

                                   Signature(s)

                                   _____________________________________________

                                   _____________________________________________

                                   Dated:  ________________________, 1998

                                   NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.